SHAREHOLDERS AGREEMENT

            AGREEMENT made as of the 14th day of March, 1997,amended January 14, 1998 by and among ACTV Entertainment, Inc, a corporation whose principal address is 1270 Avenue of the Americas, New York, New York 10020 (the "Corporation"), ACTV Holdings, Inc., a corporation whose principal address is 1270 Avenue of the Americas, New York, New York 10020 ("Holdings"), William Samuels, an individual residing 171 West 57th Street, New York, New York 10019 ("Samuels"), Bruce Crowley, an individual residing at 257 West 17th Street, New York, New York 10011 ("Crowley"), Christopher Cline, an individual residing at 176 West 87th Street, New York, New York 10024 ("Cline"), David Reese, an individual residing at 30 Maclay Road, Montville, New Jersey 07045 ("Reese"),and Brent Imai, an individual residing at 100 South Doheny Drive, Los Angeles, California 90048 ("Imai"). Holdings, Samuels, Crowley, Cline, Reese and Imai are sometimes hereinafter collectively referred to as the "Shareholders," and Samuels, Crowley, Cline, Reese and Imai are sometimes hereinafter collectively referred to as the "Employees."

                                R E C I T A L S

            WHEREAS, the authorized capital stock of the Corporation consists of 4,000,000 shares of Class A Common Stock, $.01 par value (the "Class A Stock") and 1,000,000 shares of Class B Stock (non-voting), $.01 par value (the "Class B Stock" and with the Class A Stock sometimes referred to herein as the "Common Stock"); and

            WHEREAS, Holdings currently owns all 4,000,000 shares of the Class A Stock, and Samuels, Crowley, Cline, Reese and Imai pursuant to separate option agreements dated March 14, 1997 each have the right to purchase 350,000, 100,000, 20,000, 350,000 and 60,000 of Class B Stock, respectively.

            WHEREAS, the Shareholders desire to promote their joint interests and the interests of the Corporation by imposing certain restrictions and obligations on themselves and on the Corporation and on the Common Stock held, or hereafter acquired by each of them;

            WHEREAS, the Shareholders believe it to be in their best interests and in the best interests of the Corporation that the Common Stock owned by the Shareholders be transferable only upon compliance with the provisions of this Agreement;

NOW, THEREFORE, in consideration of the mutual obligations between and among the Shareholders and the Corporation contained herein and

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other good and valuable consideration, the Shareholders and the Corporation hereby agree as follows:

1.    Definitions.

a. The word "Affiliate" shall mean any person controlling, or controlled by, another person and for purposes hereof shall include all relatives by blood, marriage or adoption.

b. The word "Agreement" shall mean this Shareholders Agreement, as it may be amended from time to time pursuant to the terms hereof.

c. The term "Bona Fide Offer" shall mean any offer made by a Person not a party to this Agreement to any Employee to purchase Class B Stock; provided, however, that (i) said offer must be accompanied by a bank cashier's or certified check in an amount equal to not less than ten percent (10%) of the purchase price specified in such offer, such amount to serve as liquidated damages forfeitable to the Corporation in connection therewith, and (ii) the identity of the purchaser and all material terms of the offer must be disclosed. In the event a Bona Fide Offer shall provide for the exchange of assets other than cash or cash equivalents, either the Bona Fide Offer shall include the fair market value of said assets if such fair market value is publicly available and readily ascertainable or the Transferor shall submit with the Bona Fide Offer an appraisal prepared by a qualified independent third party evidencing the fair market value of the assets to be exchanged as of the date of the Bona Fide Offer.

d. The term "Eligible Shareholder" shall be those persons permitted to hold the Class B Stock by the Corporation=s Articles of Incorporation. Eligible Shareholders are executive officers, directors and employees of the Corporation or affiliated corporations, which shall include parents, subsidiaries or corporations under common control.

e. The word "Person" shall mean (and include) an individual, trust, fiduciary, partnership, corporation, association or any other legal entity.

f. The term "Offered Shares" shall mean the shares of Common Stock of the Corporation included in an Bona Fide Offer.

g. The word "Employee" shall include any original Employee and any Transferee of Class B Stock, as permitted by Section 2(e)(2).

h. The word "transfer" shall include the sale, assignment, gift, pledge, encumbrance or other disposition of any Shares, whether absolute or conditional, temporary or permanent, outright or in trust, voluntary or involuntary.
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i. The word "Transferee" shall refer to any holder of Shares transferred to him by a Shareholder.

j. The words "Transferor" or "Selling Shareholder" shall refer to any Shareholder desiring to make a transfer of his Shares.

k. The word "Shares" shall mean shares of the Common Stock owned at any time by a Shareholder.

2. Restrictions on Transferability of Shares Held by the Shareholders

a. General Restrictions. Each of the Employees hereby agrees not to transfer his Class B Stock, now owned or hereafter acquired, except in accordance with
Section 2 or Section 3 of this Agreement. Under the terms of the Corporation=s articles of incorporation, each share of Class B Stock transferred in any other manner shall convert immediately into one share of Class A Stock.

b. Transfer. Any sale of shares made under this agreement must be made pursuant to a Bona Fide Offer, regardless of which party initiated the transaction.

c. Right of First Refusal. If any of the Employees desires to transfer his or her Class B Stock (a"Selling Shareholder"), during his lifetime, he must first give to the Corporation and to the other Employees the opportunity to purchase such Class B Stock in accordance with the following procedures:

      (1) The Selling Shareholder must give to the Corporation and the other Employees thirty (30) days written notice of his intent to sell (the "Notice"), along with a copy of the Bona Fide Offer, at the addresses as set forth on the books of the Corporation. The other Employees will thereupon have the option within such thirty (30) day period to purchase all or any portion of the Offered Shares. Should more than one Employee desire to purchase the Offered Shares, the Employees will divide the shares pro rata, based on the amount of Class B Common Stock that they own at the time of receipt of the Notice.

      (2) If the Employees decline to exercise the option or otherwise fail to exercise such option within such thirty (30) day period, the Offered Shares not purchased by the other Employees will thereupon be deemed to be offered for sale to the Corporation for a period of ten days. The Corporation will have an option, during the ten day period to purchase all or any portion of the Offered Shares.

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      (3) The Selling Shareholder shall not be obligated to sell any of the
Offered Shares to the Corporation and/or to the non-selling Employees unless all of the Offered Shares are purchased.

d. Determination of Purchase Price Per Share. The Corporation and each Shareholder agree that the purchase price per Share of Class B Stock transferred pursuant to Subsection (c) of this Section 2 shall be equal to the purchase price per share in the Bona Fide Offer. The terms of payment shall be substantially the same as those in the Bona Fide Offer.

e.    Release from Restrictions.

      (1) If the Right of First Refusal is not exercised by the non-selling Employees or the Corporation, or in the event that the aggregate acceptances by the purchasing parties are for less than the number of the Shares offered, the Transferor may transfer the Shares not purchased by the other Shareholders or the Corporation to the prospective Transferee named in the Offer to Sell in strict accordance with the terms therein stated or, in the case of a Bona Fide Offer, may reject all of said offers by the other Shareholders or the Corporation, and offer and sell all of the Offered Shares to the purchaser named in the Bona Fide Offer, in either case, at a price not less than, and on terms and conditions not more favorable to such Transferee than, are set forth in the Offer to Sell to Shareholders pursuant to Section 2(c); provided that, except as provided in subsection (e)(2) of this Section 2, such Transferee shall receive one share of Class A Common Stock for each share of Class B Stock sold to him by the Selling Shareholder.

      (2) Should the proposed Transferee be an Eligible Shareholder, than said Transferee may purchase and receive Class B Stock provided (i) the sale transaction is made in accordance with the terms of this agreement, (ii) holders of 2/3 of the outstanding Class B Stock (excluding those shares which are the subject of the Bona Fide Offer) approve the proposed Transferee=s right to hold Class B Stock, and (iii) the proposed Transferee agrees to be bound by the terms of this agreement.

      (3) A transfer effected pursuant to this Section 2(g) shall be consummated and the Shares transferred to the Transferee within thirty (30) days after the expiration of the period of acceptance by the non-selling Shareholders prescribed by Section 2(c). If the Transferor shall fail to make such transfer within such thirty (30) day period, or if he shall propose to sell the Offered Shares at a lower price or on more favorable terms to the purchaser, the Offered Shares shall again become subject to all the restrictions contained in this Agreement, and the Selling Shareholder shall again make the Offered

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Shares available to the Corporation and the remaining Shareholders for purchase in the manner set forth in Section 2(c).

f. Invalid Dispositions. Any purported sale, assignment, mortgage, hypothecation, transfer or pledge of, creation of a security interest in, lien or encumbrance on, or gift, non-voting trust or any other disposition of any Shares by any Shareholder or any successor to any Shareholder which violates any provision of this Agreement will result in the conversion of the Class B Stock into Class A Stock. The Corporation and its officers, directors and employees shall not be liable to any person for any action or refusal to act taken under the provisions of this Section 2.

3. Voting Rights, Death, Change in Eligibility Status. So long as Samuels is the Chairman of ACTV, Inc. or an officer or director of the Corporation, each person who is now or may subsequently become a party hereto grants Samuels the right to vote all shares of said person=s Class B Stock and hereby grants Samuels an irrevocable proxy, coupled with an interest, to vote said shares. Should Samuels die, become disabled or resign his employment with the ACTV Group (as hereinafter defined), said voting rights and proxy shall vest in Crowley so long as he is an officer or director of the Corporation or of ACTV, Inc. Upon the death or disability of an Employee, or resignation of an employment with the ACTV Group, which shall include the Corporation, ACTV, Inc., or any affiliate or subsidiary of ACTV, Inc., each share of Class B Stock held by him or her shall convert into one share of Class A stock on the second anniversary of said event.

4. Termination of Employment. Should an Employee be terminated from employment, than his Class B Stock shall not convert into Class A Stock except upon transfer as set forth in section 2.

5. Conversion. With the approval of holders of 70% of the Class B Stock, each share of Class B Stock may be treated in all respects, for the purpose of a transaction, or series of transactions, as one share of Class A Stock.

6. Undertaking. The Corporation warrants that should it be necessary to issue additional Class A Stock under any provision of this agreement, it will use its best efforts to amend its certificate of incorporation to increase the authorized number of shares of Class A Stock.

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7. Endorsement on Certificates. Upon execution of this Agreement, the certificates of stock subject thereto shall be surrendered to the Corporation and the stock certificates representing the Shares shall have the following legend printing on them:

      "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under state securities laws and may not be sold or transferred unless registered under said act and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Corporation, the transfer qualifies for an exemption from the registration provisions thereof. In addition, this certificate of stock and the shares represented hereby are held subject to the terms and conditions contained in an agreement by and among the Shareholders of the Corporation and the Corporation dated as of March 14, 1997, and all amendments thereto, and may not be transferred except in accordance with the terms and provisions thereof. A copy of such agreement will be furnished by the Corporation upon request."

                  Upon endorsement, the certificates shall be delivered to the Shareholders, who shall be entitled to exercise all rights of ownership of such stock, subject to the terms of this Agreement. All capital stock of the Corporation hereinafter issued to the Shareholders shall bear the same endorsement.

8. Termination of Agreement. This Agreement shall terminate upon the occurrence of any of the following events:

a.    The cessation of the Corporation's business;

b. Adjudication of the Corporation as a bankrupt, the execution by it of an assignment for the benefit of creditors, or the appointment of a receiver for the Corporation; or

c. Voluntary, involuntary or judicial dissolution of the Corporation.

                  Upon the termination of this Agreement, each Shareholder shall surrender to the Corporation the certificates for his stock, and the Corporation shall issue to him in lieu thereof new certificates for an equal number of shares without the last two sentences of the endorsement set forth in Section 7.

9. Equitable Remedy. The parties hereby declare that it is impossible to measure in monetary terms the damages which shall accrue to a party hereto by reason of another party's failure to perform any of the obligations under this Agreement. Therefore, if any party hereto shall institute any action or proceeding to enforce the provisions hereof, any person (including the Corporation) against whom such action or proceeding is brought hereby waives the claim or defense therein that there is an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists.

10. Miscellaneous.

a. Any notice or other communication required or permitted to be given to any party hereunder shall be deemed given when delivered personally or by Federal Express or other delivery service providing documentary evidence of delivery, or five (5) days after mailing by certified mail, return receipt requested, to the parties at the addresses as set forth above, or to such other address as the respective parties may designate by notice given pursuant to this Section 10(a).

b. This Agreement shall be binding upon the parties hereto and their heirs, executors, administrators, successors and assigns. Each Shareholder in furtherance thereof shall execute a will directing his executor to perform this Agreement and to execute all documents necessary to effectuate its purposes, but the failure to execute such will shall not affect the rights of any Shareholders or the obligations of any estate, as provided in this Agreement.

c. This Agreement contains the entire agreement of the parties and supersedes all prior agreements, written or oral. No change in or modification of this Agreement shall be binding unless the same shall be in writing and signed by the parties hereto.

d. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

e. Any controversy or claim arising out of or relating to this Agreement shall be determined by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association. The place of arbitration shall be New York City.

f. Whenever from the context it appears appropriate, each item stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the

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masculine, feminine or neuter genders shall include the masculine, feminine and neuter genders.

g. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together constitute one and the same instrument.

11. Severability. It is agreed that in the event any provision of this Agreement or the application thereof to any person or circumstance shall be adjudged to be invalid or unenforceable according to any applicable laws, the remaining provisions of this Agreement and the application thereof to any person or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    ACTV ENTERTAINMENT, INC.


                                    By:
                                       ----------------------------

                                    ACTV HOLDINGS, INC.


                                    By:
                                       ----------------------------



                                    --------------------------
                                    David Reese



                                    --------------------------
                                    William Samuels



                                    --------------------------
                                    Bruce Crowley



                                    --------------------------
                                    Christopher Cline



                                    --------------------------
                                    Brent Imai